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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the use in this Proxy Statement and Prospectus on Form N-14 of our report dated December 19, 2003, relating to the financial statements and financial highlights of Independence Small Cap Portfolio, which is included in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Representations and Warranties", and "Independent Registered Public Accounting Firm" in such Proxy Statement and Prospectus.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 15, 2004